               COMPENSATION CONTINUATION AGREEMENT

     This Compensation Continuation Agreement, dated as of March 31, 1994, is by and among Vari-Lite Holdings, Inc., a Texas corporation ("VLH"), Vari-Lite, Inc., a Delaware corporation ("VLI"), Showco, Inc., a Delaware corporation ("Showco"), and John D. Maxson ("Maxson").

                       W I T N E S S E T H:

     WHEREAS, VLH, Clark Partnership, Ltd., H.R. Brutsche III ("Brutsche"), Maxson and James H. Clark, Jr. ("Clark"), and the spouses of Brutsche, Maxson and Clark, have entered into that certain Voting Trust and Shareholders' Agreement (the "Voting Trust") of even date herewith to provide for continuity in the life, management and progress of VLH by restricting the transfer of shares of Class A Common Stock, $0.10 par value ("Class A Shares"), and establishing a voting trust with respect to the Class A Shares; and

     WHEREAS, pursuant to Section 7.3 of the Voting Trust VLH agreed to adopt, and to use its best efforts to cause those subsidiaries that now, or in the future may, pay any cash compensation, including, but not limited to salary, bonus and consulting fees, to Brutsche, Maxson and/or Clark to each adopt, a compensation continuation agreement; and

     WHEREAS, the parties hereto desire to enter into this Agreement to provide for the continuation of compensation payments to the estate of Maxson upon his death as herein provided;

     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. COMPENSATION CONTINUATION. Each of VLH, VLI and/or Showco, as the case may be, shall, for a period of 60 days after the date of the death of Maxson, continue to pay to Maxson's estate cash compensation (including without limitation salary, bonus and consulting fees) in a monthly amount equal to one-twelfth of all cash compensation (including without limitation salary, bonus and consulting fees) paid or payable to Maxson on an annualized basis immediately preceding his death. Notwithstanding the foregoing, if the proceeds from any life insurance policy purchased by VLH, VLI and/or Showco, as the case may be, for the benefit of Maxson and in effect upon the date of his death have not been paid within 60 days after the date of his death, VLH, VLI and/or Showco, as the case may be, shall continue to make such compensation payments as herein provided until the date such life insurance proceeds are paid in full (provided that in no event shall such payments continue for more than one year after the date of his death). Any payments required under this Agreement shall be made in accordance with the general payroll practices of VLH, VLI and/or Showco, as the case may be, in effect at the time such payment is made, but in no event less frequently than monthly.

     2.   MISCELLANEOUS.

     (a) AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

     (b) BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any party hereto, without the express prior written consent of the other parties hereto;


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provided, however, that nothing contained herein shall be deemed to impair the right of any party hereto to consummate any merger or other corporate reorganization transaction provided that the resulting, surviving or acquiring entity assumes the obligations of said party hereunder by a written instrument reasonably satisfactory to the other parties hereto or by operation of law.

     (c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties and any of them relating to such subject matter.

     (d) GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

     (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     (f) SEVERABILITY. If any provision of this Agreement should be held illegal, invalid or unenforceable, such provision shall be fully severable herefrom, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision, as may be possible and be legal, valid and enforceable.

     (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE]





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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   Vari-Lite Holdings, Inc.,


                                   By: /s/ Michael P. Herman
                                       -----------------------------------
                                       Michael P. Herman,
                                       Vice President - Finance


                                   Vari-Lite, Inc.,


                                   By: /s/ Michael P. Herman
                                       -----------------------------------
                                       Michael P. Herman,
                                       Vice President - Finance


                                   Showco, Inc.,



                                   By: /s/ Michael P. Herman
                                       -----------------------------------
                                       Michael P. Herman, Vice
                                       President - Finance



                                       /s/ John D. Maxson
                                       -----------------------------------
                                       John D. Maxson







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